Exhibit 99.1

2005
Financial Statements
and Independent Auditors’ Report

Hillandale Farms, Inc.
Lake City, Florida

Independent Auditors’ Report

To the Stockholders
Hillandale Farms, Inc.
Lake City, Florida

We have audited the accompanying balance sheets of Hillandale Farms, Inc., as of July 2, 2005 and June 26, 2004, and the related statements of income, retained earnings, and cash flows for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hillandale Farms, Inc., as of July 2, 2005 and June 26, 2004, and the results of its operations and its cash flows for each of the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Douglas, Douglas, Farnsworth

September 6, 2005

Balance Sheets
July 2, 2005 and June 26, 2004
Hillandale Farms, Inc.
Lake City, Florida

Assets

	2005	2004
Current assets		
Cash	$ 1,244,965	$ 13,827,666
Trade accounts receivable	3,586,064	4,833,594
Trade accounts receivable - related parties	2,812,233	469,780
Inventory	10,601,599	12,635,905
Notes receivable - current portion	605,048	1,530,449
Prepaid expenses	650,931	959,253
Prepaid feed ingredient inventory	1,655,152	--
Total current assets	21,155,992	34,256,647
Property, plant and equipment, net	15,711,914	14,909,465
Other assets		
Loans receivable	15,352	2,371,692
Notes receivable	3,341,695	3,106,391
Investment in common stock	1,096,168	1,947,367
Capital credits	122,637	122,637
Patronage refund certificates	554,792	619,349
Deposits	34,942	21,477
Total other assets	5,165,586	8,188,913
Total assets	$ 42,033,492	$ 57,355,025

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Balance Sheets
July 2, 2005 and June 26, 2004
Hillandale Farms, Inc.
Lake City, Florida
(Concluded)

Liabilities and Stockholders' Equity

	2005	2004
Current liabilities		
Accounts payable	$ 1,743,784	$ 2,666,675
Accounts payable - related parties	290,190	98,312
Accrued expenses	722,495	1,551,183
Short-term notes payable	9,510,000	1,878,872
Long-term debt - current portion	2,238,190	4,327,349
Total current liabilities	14,504,659	10,522,391
Long-term liabilities		
Long-term debt	7,687,007	5,552,375
Total liabilities	22,191,666	16,074,766
Stockholders' equity		
Common stock	1,000	1,000
Additional paid-in-capital	455,495	455,495
Retained earnings	19,385,331	40,823,764
Total stockholders' equity	19,841,826	41,280,259
Total liabilities and stockholders' equity	$ 42,033,492	$ 57,355,025

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Statements of Income
For the Fiscal Years Ended July 2, 2005, June 26, 2004 and June 28, 2003
Hillandale Farms, Inc.
Lake City, Florida

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Statements of Retained Earnings
For the Fiscal Years Ended July 2, 2005, June 26, 2004 and June 28, 2003
Hillandale Farms, Inc.
Lake City, Florida

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Statements of Cash flows
For the Fiscal Years Ended July 2, 2005, June 26, 2004 and June 28, 2003
Hillandale Farms, Inc.
Lake City, Florida

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Statements of Cash flows
For the Fiscal Years Ended July 2, 2005, June 26, 2004 and June 28, 2003
Hillandale Farms, Inc.
Lake City, Florida
(Concluded)

The accompanying “Notes to Financial Statements”,
are an integral part of these statements.

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida

Note 1 — Summary of Significant Accounting Policies

Business and credit risk concentrations

Hillandale Farms, Inc. (the Corporation), produces and sells chicken eggs to wholesale distributors and retail stores. The Corporation operates throughout Florida, southern Alabama, Georgia, Mississippi and Louisiana. The Corporation also acts as a distributor of meat, dairy, seafood and juices in south Florida with this distribution business representing approximately .7%, 1.0%, and 1.0% of total sales, respectively.

The following customers; comprised a majority of the Corporation’s sales. The percentages for these customers are noted below:

Customer	FY 2004/2005	FY 2003/2004	FY 2002/2003
Sam’s Club/Walmart	36.0%	27.4%	23.2%
Publix	22.0%	21.2%	23.6%
Winn Dixie	7.4%	7.4%	6.7%

Total	65.4%	56.0%	53.5%

Credit is extended to retail food outlets and various other customer accounts throughout Florida and regions of Georgia, Alabama, Mississippi and Louisiana. The Corporation’s customer accounts are generally not secured by collateral.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect the reported amounts of assets, liabilities, revenues and expenses, and to disclose contingent assets and liabilities. Actual results could differ from these estimates.

Fiscal year

The Corporation’s fiscal year ends on the last Saturday nearest to June 30. This practice results in a 52-week or 53-week fiscal year.

Common ownership

The Corporation, Hillandale Farms of Fla., Inc. and Columbia Grain & Ingredients, Inc., are owned and operated by a common group of stockholders. The existence of such common control could result in operating results or financial position of the Corporation that differ from those that would have been obtained if the entities were autonomous.

Cash equivalents

For purposes of the statement of cash flows, the Corporation considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Accounts receivable

Accounts receivable at July 2, 2005 and June 26, 2004 were reported net of an allowance for uncollectible accounts in the amount of $374,888 and $94,719, respectively.

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 1 — Summary of Significant Accounting Policies (concluded)

Allowance for doubtful accounts

In the normal course of business, we extend credit to our customers on a short-term basis. Although credit risks associated with our customers are considered minimal, we routinely review our accounts receivable balances and make provisions for probable doubtful accounts. In circumstances where management is aware of a specific customer’s inability to meet its financial obligations to us (e.g. bankruptcy filings), a specific reserve is recorded to reduce the receivable to the amount expected to be collected. For all other customers, we recognize reserves for bad debts based on the length of time the receivables are past due, generally 100% for amounts more than 90 days past due.

Inventory

Inventories consist of depreciable chicken layers, eggs, feed, pullets, juice, meat, dairy, seafood and operating supplies. The feed, juice, meat, dairy, seafood and operating supplies are stated at the lower of cost, determined by the first-in, first-out method (FIFO), or market. The birds are carried at the accumulated cost until maturity. The cost associated with layers, consisting principally of pullet production costs, feed, labor, contractor payments and overhead costs, are accumulated during a growing period of approximately eighteen weeks.

The Corporation depreciates layers during the first egg laying period using the straight line method over forty-eight weeks. Approximately, seventy-five percent of the costs are depreciated during the first egg laying period. The chickens are usually molted once for four weeks. The Corporation then depreciates the remaining twenty-five percent of the costs over twenty to twenty-six weeks.

Egg inventories produced by the Corporation are stated at net realizable value, in accordance with established industry practice. Under this method, costs to complete — including direct costs, production overhead, and costs of disposal — are estimated and deducted from the anticipated sales price. Eggs purchased from contract growers and outside suppliers that have not been processed and graded by the Corporation are stated at cost.

Property, plant and equipment

Property, plant and equipment are carried at cost and depreciated over the estimated useful lives. Buildings and improvements are depreciated on a straight-line basis over three to thirty-two years. Machinery and equipment are depreciated on a straight-line basis over three to fifteen years.

Revenue recognition

Revenue is recognized when products are shipped to customers.

Income taxes

The Corporation is an S corporation for income tax purposes. As a result, the stockholders will report their prorata shares of corporate income on their federal individual tax returns. The corporation files a composite income tax return and pays the income taxes on behalf of the stockholders for the income earned in the states of Alabama, Georgia, Mississippi and Louisiana. Accordingly, no provision is made for income taxes in the financial statements. However, the stockholders have elected to pay their State of Florida intangible taxes and State of Alabama franchise taxes through the Corporation. Intangible taxes and franchise taxes are calculated based on the estimated value of common stock and property and equipment at the end of the calendar year.

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 2 — Related Party Transactions

Hillandale Farms of Fla., Inc.

The Corporation purchased $35.7 million, $37.8 million, and $29.9 million in feed from Hillandale Farms of Fla., Inc., for the years ended July 2, 2005, June 26, 2004, and June 28, 2003, respectively.

At July 2, 2005, trade notes receivable from and payable to Hillandale Farms of Fla., Inc. were $1.84 million and $1.868 million, respectively. At June 26, 2004, trade notes receivable from and payable to Hillandale Farms of Fla., Inc., were $3.0 million and $1.78 million, respectively.

Columbia Grain & Ingredients, Inc.

The feed purchased by the Corporation was manufactured by Hillandale Farms of Fla., Inc. Hillandale Farms of Fla., Inc. purchased most of the feed ingredients from Columbia Grain & Ingredients, Inc. Columbia Grain & Ingredients, Inc. is owned by the same shareholders that own the Corporation. The potential financial impact on Hillandale Farms, Inc. had the related parties been autonomous, has not been determined.

Pullet grower contracts

The Corporation entered into contracts with businesses at least partly owned by stockholders or immediate family members of stockholders. The businesses were paid for growing pullets in a manner similar to outside contract growers. The total payments to the businesses for the fiscal years ending July 2, 2005, June 26, 2004, and June 28, 2003, were approximately $508,000, $495,000, and $519,000, respectively.

Other related party activity

The Corporation sold approximately $1.57 million, $3.18 million, and $1.39 million in eggs and other products to other related party businesses for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, respectively. In addition, the Corporation purchased $5.98 million, $4.96 million, and $3.34 million in eggs from other related party businesses for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, respectively.

Note 3 — Inventory

The inventory at July 2, 2005 and June 26, 2004, was composed of:

	2005	2004
Depreciable layers, net	$5,736,996	$6,690,707
Feed and ingredients	305,529	404,623
Pullets and breeders	2,930,963	3,753,935
Eggs	681,816	1,033,944
Packaging materials	719,441	549,805
Operating supplies	154,141	101,138
Miscellaneous	72,713	101,753

Total	$10,601,599	$12,635,905

10

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 4 — Property, Plant and Equipment

Following is a summary of property, plant and equipment at July 2, 2005 and June 26, 2004.

	2005	2004
Land	$726,071	$698,057
Buildings and improvements	11,874,442	10,862,425
Machinery and equipment	26,311,791	24,557,660
Construction in progress	756,330	551,993

Subtotal	39,668,634	36,670,135
Less: Accumulated depreciation	(23,956,720)	(21,760,670)

Property, plant and equipment, net	$15,711,914	$14,909,465

Depreciation expense relating to plant and equipment included in operating expenses for 2005, 2004, and 2003 was $2.66 million, $2.68 million, and $2.60 million, respectively.

Note 5 — Investments in Common Stock

American Egg Products, Inc.

The Corporation had a 27.5% ownership interest in American Egg Products, Inc. (AEP), in fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003. The equity investment is not marketable. The investment was recorded using the equity method of accounting. The Corporation sold approximately $850 thousand, $2.3 million, and $1.21 million in shell eggs to AEP for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, respectively.

AEP’s condensed financial information, as of June 25, 2005 and June 26, 2004, is hereafter presented. AEP’s fiscal year end is the last Saturday in December. The following financial information is for the six months ended June 25, 2005 and June 26, 2004 (in thousands). For the fiscal year ended June 28, 2003; AEP’s fiscal year end was the last Saturday in February. The following financial information for 2003 is for the four months ended June 28, 2003 (in thousands).

	2005	2004	2003
Assets	$4,334	$8,094	$6,872
Liabilities	343	1,004	2,227
Stockholders' equity	3,991	7,090	4,645
Sales	7,495	15,191	5,065
Expenses	8,147	12,648	4,813
Other income	6	49	60
Net income (loss)	(646)	2,592	312

The other owners of AEP and their percentages of ownership are as follows:

Cal-Maine Foods	44.0%
Tampa Farms	12.9%
Zephyr Egg	12.6%
Cypress Foods	2.5%
Foodonics	.5%

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 5 — Investments in Common Stock (concluded)

Hillandale Farms, LLC

The Corporation had a 50% ownership interest in Hillandale Farms, LLC (the LLC), at July 2, 2005. The remaining 50% of this entity is owned by Cypress Food Management Group, Inc. Hillandale Farms, LLC operates one egg processing plant in central Florida. The equity investment is not marketable. The investment was recorded using the equity method of accounting. The Corporation sold approximately $537 thousand in shell eggs to the LLC for the fiscal year ended July 2, 2005.

Hillandale Farms, LLC’s condensed financial information, as of July 2, 2005 is hereafter presented. The LLC’s fiscal year end is December 31st. The following financial information is for the period ending July 2, 2005 (in thousands).

2005
Assets	$7,071
Liabilities	8,679
Stockholders’ equity (deficit)	(1,608)
Sales	4,847
Expenses	8,210
Other expenses	137
Net loss	(3,500)

Note 6 — Notes Receivable

A summary of notes receivable at July 2, 2005 and June 26, 2004 follows:

	2005	2004
The notes receivable from stockholders, that are due
on demand, unsecured, and the interest is paid monthly
at LIBOR plus 2.5%	$449,475	$1,519,475
Note receivable from Hillandale Farms of Fla., Inc. (a
related party), is due thirteen months after demand is
made and is unsecured. Interest is paid monthly at
LIBOR plus 2.5%	3,341,695	3,000,000
The notes receivable from individuals and one
business, all but one note is secured. The average
interest rate on the notes is 7.0%	155,573	117,365

Total	3,946,743	4,636,840
Less current portion	(605,048)	(1,530,449)

Total long-term portion	$3,341,695	$3,106,391

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 7 — Short-Term Notes Payable

The Corporation’s prime borrowing rate at July 2, 2005 and June 26, 2004 was 6.25% and 4.00%, respectively. A summary of notes payable at July 2, 2005 and June 26, 2004 follows:

	2005	2004
Note payable (Line of Credit) to Farm Credit of North
and Central Florida; collateralized by accounts
receivable and inventory; due on demand, interest at
LIBOR plus 2.5%	$6,410,000	$--
Trade note payable to Hillandale Farms of Fla., Inc.;
unsecured, due on demand, interest at LIBOR plus
2.5%	--	1,778,872
Note payable (Line of Credit) to Mercantile Bank;
collateralized by money market account; due in October
2005, interest at LIBOR plus 3.75%	3,000,000	--
Unsecured note payable to individual; due on demand,
interest at prime less 1% paid monthly	100,000	100,000

Total	$9,510,000	$1,878,872

Note 8 — Long-Term Debt

The Corporation entered into loans that charge interest based on the London Interbank Offered Rate (LIBOR). The LIBOR twelve month rate as of July 2, 2005 and June 26, 2004 was 4.00% and 2.50%, respectively. A summary of long-term debt at July 2, 2005 and June 26, 2004 follows:

	2005	2004
Note payable to Farm Credit of North Florida;
collateralized by the Bushnell, Mascotte and Canoe
Creek layer complexes and the Columbia Grain and
Ingredients, Inc. facility; payable $48,978 monthly,
including interest at LIBOR plus 2.5% through June 2010	$2,548,725	$2,988,352
Note payable to Farm Credit of North Florida;
collateralized by Bushnell, Mascotte and Canoe Creek
layer complexes and the Columbia Grain & Ingredients,
Inc. facility; payable $31,730 monthly including interest
at LIBOR plus 2.5% though January 2008	2,111,062	2,357,091
Notes payable to Fifth Third Bank is collateralized by
equipment; payable $25,349 monthly plus interest at
LIBOR plus 1.75% through February 2009	1,115,344	1,419,529
Notes payable to Fifth Third Bank is collateralized by
equipment; payable $34,152 monthly plus interest at
LIBOR plus 1.75% through February 2007	588,328	998,153

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 8 — Long-Term Debt (continued)

Trade note payable to Hillandale Farms of Fla., Inc.;
unsecured, due thirteen months after demand, interest
at LIBOR plus 2.5%	$1,867,789	$--
Note payable to Farm Credit of North Florida, with
interest at 7.75%. Principal and interest due and
payable in monthly installments of $36,028 continuing
until May, 2006, when the unpaid principal and interest
shall be due and payable. The term note is
collateralized by security instruments on inventory,
accounts receivable, equipment and land located in
Lake and Osceola Counties, Florida, and a voluntary
advance conditional payment account	347,802	736,661
Notes payable to Mercantile Bank is collateralized by
equipment; payable $18,934 monthly plus interest at
the prime rate less .5% through June 2007	244,393	471,573
Note payable to Fifth Third Bank is collateralized by
equipment; payable $7,193 monthly plus interest at
LIBOR plus 1.75% through May 2008	244,556	330,869
Notes payable to Mercantile Bank is collateralized by
equipment; payable $9,568 monthly plus interest at
prime rate less .5% through June 2010	383,317	--
Notes payable to Mercantile Bank is collateralized by
equipment; payable $7,114 monthly plus interest at the
prime rate less .5% through October 2004	--	20,372
Notes payable to Mercantile Bank collateralized by
equipment; payable $2,765 monthly plus interest at
prime less .5% through December 2007	32,456	65,633
Notes payable to an officer, due thirteen months after
demand is made. The interest rate is at prime less 1%	309,367	309,367
Notes payable to Mercantile Bank is collateralized by
equipment; payable $4,240 monthly plus interest
through October 2007 at prime less .5%	132,058	182,124

Subtotal	9,925,197	9,879,724
Less current portion	(2,238,190)	(4,327,349)

Total long-term debt	$7,687,007	$5,552,375

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 8 — Long-Term Debt (concluded)

The minimum future payments to meet debt service requirements on long-term debt are approximately:

2006	$2,238,190
2007	3,766,755
2008	2,558,853
2009	756,277
2010	554,843
Thereafter	50,279

Total payments	$9,925,197

Note 9 — Commitments and Contingent Liabilities

Notes payable — Farm Credit of North and Central Florida

The Corporation entered into loan, security and guaranty agreements in March, 1996 and June, 1997 with Farm Credit of North and Central Florida. The agreements state that Hillandale Farms, Inc. is contingently liable for Hillandale Farms of Fla., Inc.‘s loans. The loan balances on the books of Hillandale Farms of Fla., Inc. at July 2, 2005 and June 26, 2004 were $363 thousand and $697 thousand, respectively.

Columbia Grain & Ingredients, Inc. (a related party) entered into a note payable agreement in June 2001. The Corporation, Hillandale Farms of Fla., Inc. and the stockholders are contingently liable for this term loan. The term loan balance at July 2, 2005 and June 26, 2004 were $1.4 million and $1.7 million, respectively.

Hillandale Farms, LLC (a related party) entered into a note payable agreement during the fiscal year. The Corporation and one of the stockholders are contingently liable for this term loan. The term loan balance at July 2, 2005 was $3.0 million.

Also, under the provisions of the loan agreement with Farm Credit of North and Central Florida, the Corporation and Hillandale Farms of Fla., Inc. are required to maintain a working capital (as defined in the agreement) of at least $5.0 million. The Corporation and Hillandale Farms of Fla., Inc. are required to maintain an equity to asset ratio not less than .45 to 1. In addition, the Corporation cannot issue dividends unless the equity to asset ratio covenant is met after the dividend distribution.

At June 26, 2004 the Corporations combined equity to asset ratio .67, was in compliance with the loan agreement. The Corporations working capital of $23.8 million was in compliance with the loan requirement of $5.0 million as of June 26, 2004. At July 2, 2005 the Corporations combined net working capital and equity to asset ratio of $7.2 million and ..51, respectively, were in compliance with the loan agreement.

Lines of credit — Farm Credit of North and Central Florida

Hillandale Farms, Inc. and Hillandale Farms of Fla., Inc. are co-borrowers on a line of credit totaling $8.0 million. The line of credit is secured by accounts receivable and inventory owned by the Corporation and a voluntary advance conditional payment account. The lines of credit are due on demand and the variable interest rate at July 2, 2005 and June 26, 2004 were 5.75% and 3.75%, respectively. The stockholders and Columbia Grain & Ingredients, Inc. are also guarantors of the debt.

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 9 — Commitments and Contingent Liabilities (concluded)

Capital lease – AmSouth Bank

On June 1, 1991, Hillandale Farms of Fla., Inc. entered into a capital lease agreement with the Industrial Development Board of Robertsdale, Alabama. The capital lease proceeds were used to construct an egg processing facility. The corporation and stockholders are guarantors of the debt. The capital lease obligation balances on the books of Hillandale Farms of Fla., Inc. at July 2, 2005 and June 26, 2004 were $92,250 and $153,750, respectively.

Notes payable — Mercantile Bank

The Corporation and Hillandale Farms of Fla., Inc. are co-borrowers on lines and letter of credit totaling $6.0 million as of July 2, 2005. The amount owed as of July 2, 2005 was $3.0 million, which is reported on the financial statements of Hillandale Farms, Inc. The line of credit is secured by an assignment of a money market account owned by the Corporation. The line of credit is due in October 2005 and has a variable interest rate of 3.75% at July 2, 2004. The stockholders and Columbia Grain & Ingredients, Inc. (related parties) have guaranteed payment of the debt.

Columbia Grain & Ingredients, Inc. secured notes payable with Mercantile Bank. The agreements state that Hillandale Farms of Fla., Inc., and Hillandale Farms, Inc., are contingently liable for the Corporation’s term loans. The term loan balances at July 2, 2005 and June 26, 2004 totaled, $449 thousand and $340 thousand, respectively.

Note 10 — Operating Leases

Related party lease agreements — farm property

The Corporation entered into lease agreements with Hillandale Farms of Fla., Inc. for the use of farm property. For the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, the Corporation expensed $1.06 million, $1.16 million, and $1.32 million for rent, respectively. In addition, the Corporation leased property from stockholders. For the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, the Corporation expensed $143,692, $173,600, and $173,600, respectively.

Commercial property lease

The Corporation entered into lease agreements for the use of commercial property. Lease expenses for the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, were $86,816, $85,767, and $82,561, respectively. The Corporation renewed the lease in June 2004 for another thirty-six months.

Related party lease agreement — chicken houses

In 2003, the Corporation entered into a ten-year lease agreement with a corporation owned by a stockholder. The lease agreement was entered into to obtain the use of eight chicken houses in Brooksville, Florida. The lessor spent approximately $3 million in improvements in order to upgrade the facilities.

The stockholder borrowed the funds necessary to make the improvements. During the ten year lease period, the Corporation is paying $10,000 per month plus the monthly mortgage payment owed by the stockholder’s corporation. The monthly mortgage payment ranges from $33,200 in 2004 to $24,500 in 2013. For the fiscal years ended July 2, 2005, June 26, 2004, and June 28, 2003, the Corporation expensed $529,571, $501,150, and $157,307, respectively.

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 10 — Operating Leases (concluded)

The following is a schedule of future minimum lease payments for all operating leases:

2006	$582,302
2007	563,962
2008	470,323
2009	459,514
2010	448,704
Thereafter	1,142,629

Total payments	$3,667,434

Note 11 — Concentrations of Credit Risk Arising from Cash Deposits in Excess of Insured Limits

The Corporation maintains cash balances at several financial institutions located in northern Florida and southern Alabama. The total of all accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At July 2, 2005 and June 26, 2004, the Corporation’s uninsured cash balances were approximately $1.4 million and $14.1 million, respectively.

Note 12 — Common Stock

On February 25, 1999, the Board of Directors amended the capital structure of the corporation. The Board of Directors established three classes of common stock, which they named A, B and C shares. The authorized number of these classes of A, B and C shares were 6, 9,988and 990,006, respectively, at July 2, 2005, June 26, 2004, and June 28, 2003. The par value of all stock is $0.01 per share. The number of outstanding shares at July 2, 2005, June 26, 2004, and June 28, 2003, were 6 A shares, 9,988B shares and 90,006C shares.

Each class of stock has different rights granted to them. Class A common stock shareholders are entitled to vote for the Board of Directors. Class B common stock shareholders can vote on all matters, except for the election of directors. Class C common stock shareholders do not have any voting privileges. The par value of stock issued at July 2, 2005, June 26, 2004, and June 28, 2003 are as follows:

A shares	$.06
B shares	99.88
C shares	900.06

Total Common Stock	$1,000.00

Notes to Financial Statements
Hillandale Farms, Inc.
Lake City, Florida
(Continued)

Note 13 — Contingent Liabilities

OSHA Fines and Penalties

In 2002, there was an accident at a feed mill operated by Hillandale Farms of Fla., Inc. As a result of the accident, an employee died. Subsequent to the accident, the Occupational Safety and Health Administration (OSHA) conducted a criminal and civil investigation of the feed mill and the events surrounding the accident. Hillandale Farms of Fla., Inc., a related party, was assessed fines and penalties of $257,600 as a result of the investigation. This matter was settled in August 2005 with the United States government. Hillandale Farms of Fla., Inc. accrued the fines and penalties at July 2, 2005 and subsequently paid them after the fiscal year end.

Hurricanes

In late summer of 2004, the states of Florida and Alabama were hit by four separate major hurricanes. These hurricanes caused damage to three egg processing facilities in Florida and one in southern Alabama. The Company had liability coverage to assist in the reconstruction and also for lost income. The Company received $403,000 in insurance proceeds to cover some of the losses. However, the Company was obligated to pay approximately $323,000 for replacement of property and equipment, which was not reimbursed.

Note 14 – Subsequent Events

Effective July 28, 2005, much of the balance sheet of the Corporation was transferred to a newly formed Limited Liability Company. The new entity is named Hillandale, LLC. Also, two of the four divisions of Hillandale Farms of Fla., Inc. were transferred to the new Limited Liability Company. A controlling majority of this newly formed entity will be sold to a public traded company, which is expected to be finalized in September 2005.